UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
August 8, 2018
Date of Report (Date of earliest event reported)
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QUINTANA ENERGY SERVICES INC.
(Exact name of registrant as specified in its charter)
  __________________________

Delaware	001-38383	82-1221944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (832) 518-4094

__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.	Results of Operations and Financial Condition

On August 8, 2018, Quintana Energy Services Inc. (“QES” or the “Company”) issued a press release (the “Earnings Release”) announcing the Company’s financial and operating results for the second quarter of 2018. QES is hereby furnishing the Earnings Release, which is included as Exhibit 99.1 hereto, pursuant to Item 2.02 of Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure
The information set forth under Item 2.02 above is incorporated by reference into this Item 7.01.

Item 8.01.	Other Events
On August 8, 2018, the Company’s Board of Directors approved a stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to $6.0 million of the Company’s common stock in open market transactions, subject to market conditions, corporate, regulatory and other considerations. Repurchases may be commenced or suspended at any time without notice. The program does not obligate QES to purchase any particular number of shares of common stock during any period or at all, and the program may be modified or suspended at any time in the Company’s discretion.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 8, 2018, announcing Quintana Energy Services Inc.’s Second Quarter 2018 Results*

*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUINTANA ENERGY SERVICES INC.

August 8, 2018	By:	/s/ D. Rogers Herndon
	Name:	D. Rogers Herndon
	Title:	Chief Executive Officer, President and Director

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